UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

USA

(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Michael A. Panzara, M.D., M.P.H., as Chief Medical Officer

Effective April 24, 2026 (the “Effective Date”), Immunic, Inc. (the "Company") appointed Michael A. Panzara, M.D., M.P.H., as Chief Medical Officer of the Company, effective immediately.

Michael Panzara, M.D., M.P.H., age 59, served as chief medical officer at Neurvati Neurosciences, Inc., a Blackstone Life Sciences portfolio company, from October 2022 to March 2026. Previously, Dr. Panzara served as chief medical officer and head of therapeutics discovery and development at Wave Life Sciences Ltd., a publicly traded genetic medicines company, from May 2020 to October 2022, where he previously served as chief medical officer from November 2018 to May 2020 and as franchise lead of neurology from July 2016 to November 2018. Prior to joining Wave Life Sciences, Dr. Panzara served in various roles at Sanofi Genzyme, including most recently as head of multiple sclerosis, neurology and ophthalmology therapeutic area for global development. Dr. Panzara has held numerous other positions in the healthcare and biopharmaceutical industries, including vice president and chief medical officer in neurology at Biogen, and instructor in neurology at Harvard Medical School with clinical appointments at Brigham & Women’s Hospital and Massachusetts General Hospital. Dr. Panzara has served on the board of directors of LeonaBio, Inc. since March 2022. Dr. Panzara also serves on the board of directors of Cadenza Bio, Inc. Dr. Panzara earned an M.P.H from Harvard School of Public Health in 2002, an M.D. from Stanford University School of Medicine in 1994, and a B.A. in biology from the University of Pennsylvania in 1989.

In connection with his appointment as Chief Medical Officer, Dr. Panzara entered into an employment agreement with the Company, dated as of April 24, 2026 (the “Employment Agreement”). Pursuant to the Employment Agreement, Dr. Panzara will receive a yearly base salary of $600,000, subject to periodic review and adjustments made by the Company, and be eligible for a yearly bonus amount of not less than 50% of the yearly base salary upon achievement of certain individual and company goals. In addition, the Company will pay Dr. Panzara a signing bonus in the aggregate amount of $125,000, $75,000 payable in the first month and $50,000 payable after six months of employment. Dr. Panzara is also entitled to: (i) participate in all employee benefit plans, (ii) reimbursement for certain reasonable business-related or employment-related expenses, and (iii) thirty (30) days paid vacation per year.

Pursuant to the Employment Agreement, if: (i) Dr. Panzara is terminated without “cause” (as such term is defined in the Employment Agreement), (ii) Dr. Panzara resigns for “Good Reason” (as such term is defined in the Employment Agreement), or (iii) the Company elects not to renew the term of Dr. Panzara’s employment with the Company, subject to the terms and limitations in the Employment Agreement, and such termination occurs outside of a Change of Control Period (as defined in the Employment Agreement), Dr. Panzara would be entitled to receive (a) a lump sum payment in an amount equal to the sum of Dr. Panzara’s earned but unpaid base salary through the date of termination, plus his accrued but unused vacation days at the base salary in effect as of the date of termination, plus any other benefits or rights Dr. Panzara has accrued or earned through the date of termination, in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company, (b) a lump sum severance payment equal to twelve (12) months of base salary, (c) full acceleration of 100% of unvested equity awards, which would remain exercisable for twelve (12) months, (d) reimbursement of COBRA premiums for twelve (12) months, and (e) accrued but unpaid annual bonus, if any, for the fiscal year ended prior to the date of termination, payable at the same time annual bonuses for such fiscal year are paid to other key employees of the Company. If such a termination occurs during the Change of Control Period, Dr. Panzara would be entitled to receive: (a) a lump sum payment in an amount equal to the sum of Dr. Panzara’s earned but unpaid base salary through the date of termination, plus his accrued but unused vacation days at the base salary in effect as of the date of termination, plus any other benefits or rights Dr. Panzara has accrued or earned through the date of termination, in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company, (b) a lump sum severance payment equal to eighteen (18) months of base salary, (c) a lump sum payment equal to 100% of Dr. Panzara’s target annual bonus, (d) full acceleration of 100% of unvested equity awards, which would remain exercisable for eighteen (18) months, (e) reimbursement of COBRA premiums for eighteen (18) months, and (f) accrued but unpaid annual bonus, if any, for the fiscal year ended prior to the date of termination, payable at the same time annual bonuses for such fiscal year are paid to other key employees of the Company. Receipt of severance benefits in either case is conditioned upon Dr. Panzara’s execution and non-revocation of a release of claims in favor of the Company.

On April 23, 2026, effective on the Effective Date, the Compensation Committee of the Company’s Board of Directors approved a grant to Dr. Panzara of an initial equity option to purchase 300,000 shares of common stock of the Company (3,000,000 shares of common stock of the Company prior to the Company’s 1:10 reverse stock split) under the Immunic, Inc. 2026 Inducement Equity Compensation Plan (the “Options”). The Options were granted as an inducement material to Dr. Panzara’s commencement of employment pursuant to NASDAQ Listing Rule 5635(c)(4). The Options will be time vested, with one half vesting on the one-year anniversary of the Effective Date and one half vesting in equal monthly installments over a period of twenty-four (24) months following the first anniversary of the Effective Date. The exercise price of the Options is the closing price of the Company’s common stock on the date the Options were approved by the Compensation Committee.

There is no relationship or agreement between Dr. Panzara and any other person pursuant to which he was appointed as an officer of the Company and there is no family relationship between Dr. Panzara and any of the Company’s directors or executive officers. The Company is not aware of any transaction involving Dr. Panzara which would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act, other than as set forth in this Current Report on Form 8-K. The Company will enter into a customary indemnity agreement with Dr. Panzara, consistent with the form filed as Exhibit 10.7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 31, 2025.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Resignation of Andreas Muehler, M.D., M.B.A.

On April 27, 2026, Andreas Muehler, M.D., M.B.A., resigned as the Chief Medical Officer of the Company. The resignation of Dr. Muehler was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board of Directors and the Company are deeply grateful for Dr. Muehler’s service, dedication, and contributions to the Company.

In connection with Dr. Muehler’s resignation as Chief Medical Officer, the Company entered into a Transition, Separation, and Consulting Agreement with Dr. Muehler, dated April 27, 2026 (the “Separation Agreement”). Pursuant to the Separation Agreement, Dr. Muehler’s employment with the Company as Chief Medical Officer terminated on April 27, 2026, and Dr. Muehler’s title was changed to Senior Medical Officer. Dr. Muehler also agreed to resign from the Executive Board of Immunic AG, a wholly owned subsidiary of the Company, on or before April 30, 2026 (the “Separation Date”). Dr. Muehler will serve as Senior Medical Officer through the Separation Date. From the date of the Separation Agreement to the Separation Date, (a) the Company will pay Dr. Muehler all accrued salary earned through the Separation Date, subject to standard payroll deductions and withholdings, and (b) Immunic AG will pay Dr. Muehler all accrued salary earned under the service agreement dated December 18, 2023, by and between Immunic AG and Dr. Muehler (the “Service Agreement”), through the Separation Date, subject to standard payroll deductions and withholdings.

Commencing on the Separation Date, Dr. Muehler will serve as a consultant to the Company for an initial period of ten (10) months, providing consulting services on an as-needed basis for up to twenty (20) hours per month, in exchange for a monthly retainer of $10,000. In addition, the Company agreed to provide Dr. Muehler with severance benefits, including a lump sum payment equal to twelve (12) months of Dr. Muehler’s base salary, a pro-rated bonus for fiscal 2026, provided that such bonus will be determined by the Company in the ordinary course and will be paid (to the extent determined to have been earned by the Company) when such bonus is paid to employees of the Company, and a lump sum payment from Immunic AG equal to twelve (12) months of Dr. Muehler’s fixed annual salary under the Service Agreement, subject to Dr. Muehler’s execution of a release of claims in favor of the Company and compliance with the terms of the Separation Agreement. Additionally, 100% of Dr. Muehler’s outstanding equity awards shall vest as of the Separation Date. Dr. Muehler will have three (3) years following Separation Date to exercise any vested equity awards.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 28, 2026, the Company issued a press release announcing the appointment of Dr. Panzara as Chief Medical Officer and the departure of Dr. Muehler. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description
10.1	Employment Agreement, dated April 24, 2026, by and between Immunic, Inc. and Michael A. Panzara.
10.2	Transition, Separation, and Consulting Agreement, dated April 27, 2026, between Immunic, Inc. and Andreas Rolf Muehler.
99.1	Press Release dated April 28, 2026.
104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 28, 2026	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
Chief Executive Officer